Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended March 31, 2013 and Declares Second Quarter 2013 Dividend of $0.34 Per Share

Defensive Investment Strategy Underscored by Continued Strong Credit Performance

Reported First Quarter Adjusted Net Investment Income of $0.34 per Weighted Average Share

Declares Second Quarter 2013 Dividend of $0.34 per Share

Originated $112.0 Million of Assets in the Quarter

Remain fully invested; debt/equity ratio of 0.70x within target range

NEW YORK--(BUSINESS WIRE)--May 6, 2013--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended March 31, 2013 and reported first quarter Adjusted Net Investment Income of New Mountain Finance Holdings, L.L.C. (the “Operating Company”) of $0.34 per weighted average share. At March 31, 2013, net asset value (“NAV”) per share was $14.31, an increase of $0.25 per share from December 31, 2012. The Company also announced that its board of directors declared a second quarter 2013 dividend of $0.34 per share, which will be payable on June 28, 2013 to holders of record as of June 14, 2013.

Additionally, during the first quarter we completed a common stock offering that generated approximately $28.6 million in gross proceeds. The Operating Company also amended its credit facility to increase the maximum capacity of the credit facility (the “Holdings Credit Facility”) from $210.0 million to $230.0 million.

Except where noted otherwise, all financial information shown is that of the Operating Company. Also, please note that share and unit are used interchangeably.

Selected Financial Highlights
(in thousands, except per share/unit data)

	March 31, 2013
Investment Portfolio	$1,030,866
Total Assets	$1,063,418
Total Debt	$430,163
NAV	$610,478

NAV per Share/Unit	$14.31
Debt/Equity	0.70x

Investment Portfolio Composition	March 31, 2013	Percent of Total
First Lien	$522,150	50.7%
Second Lien	451,491	43.8%
Subordinated	46,423	4.5%
Equity and Other	10,802	1.0%
Total	$1,030,866	100.0%

	Three months ended March 31, 2013	Adjustments*	Adjusted three months ended March 31, 2013
Investment Income	$25,318	$(479)	$24,839
Net Investment Income (1)	$14,309	$(479)	$13,830
Net Realized and Unrealized Gain (Loss)(2)	$10,252	$479	$10,731
Net Increase in Members’ Capital resulting from Operations	$24,561		$24,561

Net Investment Income per Weighted Average Share/Unit			$0.34

________________________________
* Adjusted for unrecognized gains built into the portfolio held as of the date of our initial public offering (May 19, 2011).
(1) Excludes hypothetical capital gains incentive fees of $2.7 million accrued for the three months ended March 31, 2013.
(2) Includes the hypothetical capital gains incentive fees of $2.7 million. As of March 31, 2013, no actual capital gains incentive fee was owed under the investment advisory and management agreement, as amended and restated, as cumulative net Adjusted Realized Gains did not exceed cumulative Adjusted Unrealized Depreciation.

We believe that the strength of the Operating Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C., a leading private equity firm – is underscored by continued strong credit performance. The Operating Company has had only one portfolio company, representing approximately $5.9 million of the cost of all investments made since inception in October 2008, or approximately 0.3%, go on non-accrual.

Robert Hamwee, CEO, commented “The first quarter represented another strong quarter for NMFC, in which we originated $112 million of investments, once again fully earning our dividend, remaining fully invested with a stable portfolio yield and no material negative credit migration.”

“As managers and significant stockholders personally, we are pleased with the accomplishments of the Company this quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe New Mountain’s strategic focus on acyclical “defensive growth” industries and on companies that we know well helps drive superior credit performance.”

Portfolio and Investment Activity

We are a holding company with no direct operations of our own, and our sole asset is our ownership in the Operating Company. We apply an investment company master-feeder structure whereby the financial results of the Operating Company are allocated to us based on our pro-rata ownership interest in the Operating Company.

The Operating Company is externally managed by New Mountain Finance Advisers BDC, L.L.C. (the “Investment Advisor”). Both New Mountain Finance Corporation and the Operating Company have elected to be treated as business development companies under the Investment Company Act of 1940, as amended.

As of March 31, 2013, the Operating Company’s net asset value was approximately $610.5 million and its portfolio had a fair value of approximately $1,030.9 million in 61 portfolio companies, with a weighted average Yield to Maturity(1) of approximately 9.8%. For the three months ended March 31, 2013, the Operating Company made approximately $112.0 million of originations and commitments. The $112.0 million includes approximately $44.1 million of investments in one new portfolio company and approximately $67.9 million of investments in nine portfolio companies held as of December 31, 2012. For the three months ended March 31, 2013, the Operating Company had approximately $23.5 million of sales in eight portfolio companies and repayments of approximately $61.6 million.

(1)References to “Yield to Maturity” assume that all investments not on non-accrual in the Operating Company’s portfolio are purchased at fair value on March 31, 2013 and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. The actual yield to maturity may be higher or lower due to the future selection of the London Interbank Offered Rate (“LIBOR”) contracts by individual companies in the Operating Company’s portfolio or other factors.

Consolidated Results of Operations

The Operating Company’s total adjusted investment income for the three months ended March 31, 2013 and 2012 was approximately $24.8 million and $18.0 million, respectively. For the three months ended March 31, 2013 and 2012, total adjusted investment income consisted of approximately $22.3 million and $16.4 million in cash interest income from investments, respectively, prepayment penalties of approximately $1.0 million and $0.2 million, respectively, approximately $0.6 million and $0.5 million in payment-in-kind (“PIK”) interest income from investments, respectively, net amortization of purchase premiums/discounts and origination fees of approximately $0.6 million and $0.5 million, respectively, and approximately $0.3 million and $0.4 million in other income, respectively.

The Operating Company’s total net expenses for the three months ended March 31, 2013 and 2012 were approximately $11.0 million and $8.2 million, respectively, excluding $2.7 million and $0.9 million of accrued hypothetical capital gains incentive fees, respectively. The hypothetical capital gains incentive fee is based upon the cumulative net Adjusted Realized Capital Gains (Losses) and the cumulative net Adjusted Unrealized Capital Appreciation (Depreciation) from inception through the end of the current period. Actual amounts paid to the Investment Adviser are consistent with the investment advisory and management agreement, as amended and restated (the “Investment Management Agreement”), and are based only on actual Adjusted Realized Capital Gains computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value. As of March 31, 2013, no actual capital gains incentive fee was owed under the Investment Management Agreement, as amended and restated, as cumulative net Adjusted Realized Capital Gains did not exceed cumulative Adjusted Unrealized Capital Depreciation.

Total net expenses for the three months ended March 31, 2013 and 2012 consisted of approximately $3.1 million and $2.5 million, respectively, of costs associated with the Operating Company’s credit facilities and approximately $7.0 million and $5.0 million, respectively, in management and incentive fees, excluding the $2.7 million and $0.9 million, respectively, of accrued hypothetical capital gains incentive fees. The Operating Company has capped its direct and indirect expenses for the second year of operations at $3.5 million, resulting in professional fees, administrative expense, and other general and administrative expenses totaling approximately $0.9 million for the quarter ended March 31, 2013.

During the three months ended March 31, 2013 and 2012, the Operating Company recorded approximately $0.6 million and $0.3 million, respectively, in adjusted net realized gains. During the three months ended March 31, 2013 and 2012, the Operating Company also recorded approximately $12.8 million and $14.5 million, respectively, in adjusted net changes in unrealized appreciation of investments.

Liquidity and Capital Resources

As of March 31, 2013, the Operating Company had cash and cash equivalents of approximately $15.9 million and total debt outstanding of approximately $430.2 million (approximately $215.2 million of the $230.0 million of total availability of the Holdings Credit Facility and $215.0 million of the $215.0 million of total availability of the SLF Credit Facility).

On March 25, 2013, we completed a public offering of 6,000,000 shares of NMFC common stock, of which 2,000,000 shares were primary and 4,000,000 shares were secondary, at a public offering price of $14.30 per share. The primary shares generated gross proceeds of $28.6 million to the Company. In connection with the offering, the underwriters purchased an additional 900,000 secondary shares with the exercise of the overallotment option to purchase up to an additional 900,000 shares of common stock.

As of March 31, 2013, NMFC owned 73.5% of the Operating Company and AIV Holdings owned 26.5% of the Operating Company.

Portfolio and Asset Quality

The Operating Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Operating Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual crystallization of a loss through a restructuring or impaired sale.

As of March 31, 2013, one portfolio company had an investment rating of “3”, with a cost basis of approximately $13.6 million and a fair value of approximately $9.6 million.

As of March 31, 2013, one portfolio company comprising three separate loans was on non-accrual status and had an investment rating of “4”. As of March 31, 2013, the loans in this portfolio company had an aggregate cost basis of approximately $5.9 million and an aggregate fair value of approximately $0.6 million.

Recent Developments

The Operating Company had approximately $45.0 million of originations and commitments in the first 33 days of the second quarter of 2013. This was offset by approximately $41.4 million of repayments during the same period.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Tuesday, May 7, 2013, to discuss its first quarter 2013 financial results. All interested parties may participate in the conference call by dialing +1 (888) 317-6016 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-6016. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

Financial Statements and Tables of the Operating Company

New Mountain Finance Holdings, LLC
Consolidated Statements of Assets, Liabilities and Members' Capital

(in thousands, except unit and per unit data)

	March 31, 2013	December 31, 2012
Assets
Investments, at fair value (cost of $1,005,399 and $976,243, respectively)	$1,030,866	$989,820
Cash and cash equivalents	15,878	12,752
Interest and dividend receivable	9,549	6,340
Deferred credit facility costs (net of accumulated amortization of $2,373 and $2,016, respectively)	5,386	5,490
Receivable from affiliate	495	534
Receivable from unsettled securities sold	-	9,962
Other assets	1,244	666
Total assets	$1,063,418	$1,025,564

Liabilities
Holdings Credit Facility	215,163	206,938
SLF Credit Facility	215,000	214,262
Incentive fee payable	10,547	7,797
Management fee payable	3,568	3,222
Dividends payable	5,516	11,192
Interest payable	810	712
Payable to affiliate	5	-
Payable for unsettled securities purchased	-	9,700
Other liabilities	2,331	1,802
Total liabilities	452,940	455,625
Members' Capital	610,478	569,939
Total liabilities and members' capital	$1,063,418	$1,025,564

Outstanding common membership units	42,646,598	40,548,189
Capital per unit	$14.31	$14.06

New Mountain Finance Holdings, LLC
Consolidated Statements of Operations
(in thousands)

	Three Months Ended
	March 31, 2013	March 31, 2012
Investment income
Interest income	$25,043	$18,601
Other income	275	421
Total investment income	25,318	19,022

Expenses
Incentive fee	6,140	3,361
Management fee	3,568	2,514
Interest and other credit facility expenses	3,071	2,483
Administrative expenses (net of reimbursable expenses of $334 and $304, respectively)	425	252
Professional fees (net of reimbursable expenses of $495 and $246, respectively)	77	202
Other general and administrative expenses	410	297
Total expenses	13,691	9,109

Net investment income	11,627	9,913
Net realized gains on investments	1,044	1,007
Net change in unrealized appreciation (depreciation) of investments	11,890	12,747
Net increase in members’ capital resulting from operations	$24,561	$23,667

Reconciliation of Adjusted Net Income

(in thousands)

	Three months ended March 31, 2013	Adjustments	Adjusted three months ended March 31, 2013
Investment income

Interest income	$25,043	$(479)	$24,564
Other income	275	––	275

Total investment income	25,318	(479)	24,839

Total expenses pre-incentive fee	7,551	––	7,551

Pre-Incentive Fee Net Investment Income	17,767	(479)	17,288

Incentive fee	3,458	––	3,458

Post-Incentive Fee Net Investment Income	14,309	(479)	13,830

Net realized gains (losses) on investments	1,044	(460)	584
Net change in unrealized (depreciation) appreciation of investments	11,890	939	12,829
Capital gains incentive fees (1)	(2,682)	––	(2,682)

Net increase in capital resulting from operations	$24,561		$24,561

(1) As of March 31, 2013, no actual capital gains incentive fee was owed under the investment advisory and management agreement, as amended and restated, as cumulative net Adjusted Realized Gains did not exceed cumulative Adjusted Unrealized Depreciation.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company used all of the proceeds from its initial public offering and concurrent private placement and the proceeds from its subsequent offerings to acquire common membership units from New Mountain Finance Holdings, L.L.C. (the “Operating Company”). The investment objective of the Operating Company is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the Operating Company’s investments may also include small equity interests. The Operating Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.L.C.

New Mountain Capital, L.L.C. is a New York-based private equity firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with more than $9.0 billion in aggregate capital commitments. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publically update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
David Cordova, (212) 220-3546
Chief Financial Officer and Treasurer